WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES             EXHIBIT 12



                                                 Three Months    Year
                                                     Ended       Ended
                                                   March 31,  December 31,
(A) EXCLUDING INTEREST ON DEPOSITS                   1998        1997
Earnings:                                        ---------   ----------
     Income before income taxes                   $287,648     $869,119
     Less capitalized interest                        (202)        (167)
     Fixed charges                                 240,017      884,806
                                                 ---------   ----------
          Earnings as adjusted                    $527,463   $1,753,758
                                                 =========   ==========

Fixed charges:
     Interest on purchased and other
       short term borrowed funds                  $138,893     $478,162
     Interest on long-term debt                     95,553      387,107
     Portion of rents representative of the
       interest factor (1/3) of rental expense       5,571       19,537
                                                 ---------   ----------
          Fixed charges                           $240,017     $884,806
                                                 =========   ==========

Ratio of earnings to fixed charges                    2.20 X       1.98 X

(B) INCLUDING INTEREST ON DEPOSITS:
     Adjusted earnings from (A) above             $527,463   $1,753,758
     Add interest on deposits                      344,240    1,303,549
                                                 ---------   ----------
          Earnings as adjusted                    $871,703   $3,057,307
                                                 =========   ==========

Fixed charges:
     Fixed charges from (A) above                 $240,017     $884,806
     Interest on deposits                          344,240    1,303,549
                                                 ---------   ----------
     Adjusted fixed charges                       $584,257   $2,188,355
                                                 =========   ==========

Adjusted earnings to adjusted fixed                   1.49 X       1.40 X
  charges